Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Aurinia Pharmaceuticals Inc. of our report dated March 6, 2017 relating to the consolidated financial statements of Aurinia Pharmaceuticals Inc., which appears in Aurinia Pharmaceutical Inc.’s Annual Report on Form 40-F.

We also consent to the reference to us under the heading “Interests of Experts” which appears in the Annual Information Form incorporated by reference in this registration statement on Form F-10.

“PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Edmonton, Alberta

January 4, 2018